THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

US $____________	February __, 2010

NOVINT TECHNOLOGIES, INC.

5% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Due February __, 2011

FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, Novint Technologies, Inc., a company organized under the laws of the State of Delaware (the “Company”), hereby promises unconditionally to pay to ________________ (together with any assignee, “Holder”), in lawful money of the United States of America (“Dollars” or “$”) and in immediately available funds, the principal sum of ___________________ ($_____________) on the Maturity Date, as hereinafter defined, and to pay interest on such principal amount of this Senior Secured Convertible Promissory Note (the “Note”).  Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in Section 11 hereof.

1.           Principal.  Unless earlier repaid in full, the entire unpaid principal amount of this Note shall be paid on the Maturity Date.  Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

2.           Prepayment.  The Company shall have the right prior to the Maturity Date to repay all of the principal amount of this Note and accrued but unpaid interest thereon and all other sums due hereunder without premium or penalty.

3.           Allocation.  Except as otherwise provided herein, all payments made hereunder (whether in prepayment or otherwise) shall be applied first against any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, then against any interest then due hereunder and finally against principal.

4.           Interest.  Interest on the Note shall accrue at a rate of five percent (5%) per annum from the date of this Note, and shall be payable on the Maturity Date.  The rate of interest payable under the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law.

5.           Payments.  All payments to be made by the Company in respect of this Note shall be made in U.S. Dollars by wire transfer to an account designated by the Holder by written notice to the Company, subject to Section 6 hereof.  If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day.  All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim.

6.           Conversion.  .

(a)           Conversion Option. At any time during the term of this Note, the principal amount of this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance under this Note that the Holder elects to convert by (y) the Conversion Price (as defined in Section 6(b)(i) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Company (the “Voluntary Conversion Date”) along with surrender of the original of this Note. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date and, upon request, shall issue a replacement note representing the remaining amount of principal.

(b)           Conversion Price.

(i) The term "Conversion Price" shall mean $0.0625 per share of Common Stock, as adjusted for stock splits, stock combinations, and the like; provided that, if the Holder sells any shares of common stock of the Company during 120 days prior to the Maturity Date of those certain  Senior Secured Promissory Notes issued pursuant to the Subscription Agreement, then the conversion price of this Note shall automatically reset to $1.00 per share.  The Company shall have the right at any time to inspect the trading records of the Holder of this time period to confirm compliance with the foregoing.

(ii) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(iii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall round the fractional share to the nearest whole share.

(iv) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

(v) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(c)           Adjustment for Stock Splits; Dividends.  The number and kind of securities purchasable upon the conversion of this Note as well as the Conversion Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares of Common Stock purchasable upon conversion of this Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of underlying Common Stock of the Company which it would have owned or have been entitled to receive had this Note been converted in advance thereof. Upon each such adjustment of the kind and number of underlying Common Stock of the Company which were purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of underlying Common Stock resulting from such adjustment at a Conversion Price per share obtained by multiplying the Conversion Price per share in effect immediately prior to such adjustment by the number of underlying Common Stock purchasable pursuant thereto immediately prior to such adjustment and dividing by the number of underlying Common Stock of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

7.           Covenants of the Company.

(a)          Affirmative Covenants of the Company.  Until all principal and interest and any other amounts due and payable under this Note have been paid in full, the Company shall:

(i)           provide prompt written notice to the Holder of:  (i) the occurrence of any Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder, and (ii) any loss or damage to any Collateral (as hereinafter defined) in excess of $100,000;

(ii)           do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and the ownership of the Collateral;

(iii)           maintain, with financially sound and reputable insurance companies, customary insurance for its insurable properties, including without limitation, the Collateral, all to such extent and against such risks, including fire, casualty, fidelity, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations;

(iv)           provide 30 days’ prior written notice of its registration of any copyright with the United States Copyright Office and promptly prepare and file such documentation as requested by Holder to evidence Holder’s first priority security interest in such copyrights;

(v)           provide prompt notice to Holder upon the occurrence of an adverse change in the financial condition of the Company or reasonable belief that such a change is imminent; and

(vi)           maintain the Collateral at the Company’s primary place of business and in a format which can be accessed and retrieved by Holder.

(b)          Negative Covenants of the Company.  Until all principal and interest and any other amounts due and payable under this Note have been paid in full in cash, the Company shall not:

(i)           declare or pay any cash dividends on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any cash dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of its capital stock; or

(ii)           sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset with a value greater than $100,000, except sales, transfers, leases and other dispositions of inventory, used, obsolete or surplus equipment or other property and investments in each case in the ordinary course of business.

8.           Transferability.  This Note may be transferred by the Holder to any person or entity provided that such transfer complies with all applicable securities laws.  Such transfer may be made without any restriction other than compliance with all applicable securities laws.

9.           Events of Default.  The term “Event of Default” as used herein means any one of the following events (whatever the reasons of such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          Payments.  Any failure by the Company to pay in full the principal or accrued interest under the Note on the Maturity Date.

(b)          Breach of Covenant under this Note.  Any material failure by the Company to observe any covenant or agreement on its part contained in this Note.

(c)          Breach of Representation and Warranty or Covenant under other Transaction Document.  The material breach of any provision of, or the failure of performance of any of the terms, conditions or covenants under any other document executed and/or delivered in connection with this Note (including the Subscription Agreement) or otherwise furnished to Holder in connection with the debt evidenced by this Note.

(d)          Insolvency.  a)  (A) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking  relief in respect of the Company, or of a substantial part of the property of the Company, under any Debtor Relief Law and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property of the Company; or (C) the winding-up or liquidation of the Company.

(ii)              The Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law; (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) above; (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property of the Company; (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (E) make a general assignment for the benefit of creditors; (F) take any action for the purpose of effecting any of the foregoing; or (G) wind up or liquidate.

10.           Acceleration of Note.  If an Event of Default occurs and is continuing, then and in every such case the Holder may deliver a written notice of default which shall specify the exact nature of the default and provide the Company thirty (30) days to cure the default.  If, upon expiration of the thirty (30) day opportunity to cure the Event of Default shall be continuing, the Holder may declare the Note to be due and payable immediately, by a further notice in writing to the Company, and upon any such declaration such Note shall become immediately due and payable.  At any time after the Note shall become immediately due and payable as a result of an acceleration thereof, and before a decree or judgment for payment of the money due has been obtained, the Holder may, by written notice to the Company, rescind and annul such acceleration and its consequences.  Further, the Company agrees to pay all fees, costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

11.           Definitions.  The following terms shall have the meanings set forth below:

“Business Day” means a day other than Saturday, Sunday, or any day on which the banks located in the State of New York are authorized or obligated to close.

“Debtor Relief Law” means Title 11 of the U.S. Code and any other federal, state or foreign law relating to insolvency, bankruptcy, receivership or similar law.

“Maturity Date” means February __, 2011.

“Notes” means this Note and any other similar notes issued to refinance those certain  Senior Secured Promissory Notes issued pursuant to the Subscription Agreement.

“Subscription Agreement” means the Subscription Agreement, dated as of February __, 2009, among the Company and the Subscribers.

12.           Delay or Omission Not A Waiver.  No delay or omission of the Holder in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be a waiver of any default or an acquiescence therein; and no single or partial exercise of any such right or power shall preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Holder, and then only to the extent specifically set forth in such writing.  All rights and remedies hereunder or by law afforded shall be cumulative and shall be available to Holder until the principal amount of and all interest on this Note have been paid in full.

13.           Binding Effect.  All terms and conditions of this Note and all covenants of the Company in this Note shall be binding upon the Company and its successors and permitted assigns.  This Note shall inure to the benefit of the Holder and its successors and assigns, and any subsequent holder of this Note.

14.           Delegation.  The Company may not delegate any of its obligations hereunder without the prior written consent of the Holder.

15.           Waiver of Demand.  The Company waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.

(a)          Notices.  Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one business day after being deposited with an overnight courier service, addressed to the recipient at the address set forth below unless another address is provided to the other party in writing:

if to the Company, to: Novint Technologies, Inc. 4601 Paradise Boulevard NW, Suite B Albuquerque, New Mexico 87114 Attention: Tom Anderson, CEO

with a copy to:

Richardson & Patel LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, CA 90024
Attention:  Addison Adams
Fax:  (310) 208-1154
Phone:  (310) 208-1182 x721
Email: aadams@richardsonpatel.com

if to Holder, to: ______________________ ______________________ ______________________ ______________________
with a copy to: ______________________ ______________________ ______________________

16.           Amendments, Waivers or Termination.  Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and a majority of the holders of the then outstanding series of Notes issued pursuant to the Subscription Agreement.  Any such change, waiver, discharge or termination approved in accordance with this paragraph shall bind all such holders.

17.           Attorneys’ and Collection Fees.  Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Holder or its agent in collecting or enforcing this Note.

18.           Governing Law.  The validity of this Note, the construction of its terms, and the rights of the Company and Holder shall be determined in accordance with the laws of the State of Delaware, excluding any principles of conflicts of laws that would refer the choice of law to another jurisdiction.

19.           Security.

(a)          Creation of Security Interest.  This Note is a senior secured obligation of the Company.  In order to secure the payment of the principal and interest and all other obligations of the Company hereunder now or hereafter owed by the Company to Holder (the “Secured Obligations”), the Company hereby grants to Holder (the “Secured Party”) a security interest in all of the Company’s right, title, and interest in, to and under, whether now owned or hereafter acquired or arising, the following property (the “Collateral”):

(i)           all intellectual property of any kind or nature whatsoever relating to, arising under or used in connection with products, applications and technologies in the field of haptics, and any and all other intellectual property including without limitation patents, patent applications, copyrights, copyright applications, trademarks and service marks and applications therefor, mask works, net lists and trade secrets;

(ii)           all general intangibles, whether now existing or hereafter arising and wherever arising, creating, evidencing, relating to, arising under or used in connection with any of the property described in the foregoing item (i), including, but not limited to, all letters of authorization, permits, licenses, consents, contract rights, franchises, documents, certificates, records, customer and supplier contracts, and other rights, privileges and goodwill creating, evidencing, obtained or used in connection with any of the property described in the foregoing item (i);

(iii)           all books, records and documents relating to any and all of the foregoing, including, without limitation, records of account, whether in the form of writing, microfilm, microfiche, tape, or electronic media;

(iv)          all Accounts;

(v)           all Chattel Paper;

(vi)          all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(vii)         all Documents;

(viii)        all General Intangibles, including all intellectual property, Payment Intangibles and Software;

(ix)           all Goods, including Inventory, Equipment and Fixtures;

(x)            all Instruments;

(xi)           all Investment Property;

(xii)          all Letter-of-Credit Rights and other Supporting Obligations;

(xiii)         all Records;

(xiv)         all Commercial Tort Claims;

(xv)          all Proceeds and Accessions with respect to any of the foregoing Additional Collateral; and

(xvi)         all substitutes and replacements for, accessions, attachments, and other additions to tools, parts, and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral, in whatever form, whether cash or noncash; interest, premium, and principal payments, redemption proceeds and subscription rights; and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) cash and (C) security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby.

(xvii)         Each category of Collateral set forth above shall have the meaning set forth in the Uniform Commercial Code (to the extent such term is defined in the Uniform Commercial Code), it being the intention of the Company that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

(xviii)        The Company shall file this Note with the U.S. Patent and Trademark Office upon request by Holder.

(b)          Uniform Commercial Code Security Agreement.  This Section is intended to be a security agreement pursuant to the Uniform Commercial Code, as adopted in the State of Delaware and as amended from time to time, for any of the items specified above or below as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Company hereby grants the Holder a security interest in the Collateral.  The Company agrees that the Holder may file any appropriate document in the appropriate index as a financing statement for any of the items specified above or below as part of the Collateral.  In addition, the Company agrees to execute and deliver to the Holder, upon the Holder’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Holder may reasonably require to perfect a security interest with respect to the Collateral.  The Company shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Holder may reasonably require.  The Company shall also take such further actions as may be required by Holder, including, without limitation, modifications to the provisions hereof, to give effect to the intent hereof and to insure that Holder at all times has a valid, perfected Lien on the Collateral.  Upon the occurrence of an Event of Default, Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at Secured Party’s option, may also invoke the other remedies provided in this Note as to such items.

(c)          Rights of Secured Party.  b)  Upon an uncured Event of Default, Secured Party may require the Company to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party which is reasonably convenient to the parties.  Secured Party may sell all or any part of the Collateral as a whole or in parcels by public auction.  Secured Party may bid at any public sale on all or any portion of the Collateral.  Secured Party shall give the Company reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

(ii)           Upon any such sale of the Collateral by Secured Party, the proceeds therefrom shall be allocated in the following order: (i) to pay any and all reasonable expenses incurred by Secured Party in selling such collateral, (ii) to pay all accrued but unpaid interest on the Note, (iii) to repay outstanding principal on the Note, and (iv) the remainder shall be paid to the Company.

20.           Deficiency.  The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay this Note, including all Secured Obligations, and the fees and disbursements of any attorneys employed by Holder to collect such deficiency.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and this Note to be dated ________, 2009.

COMPANY:
NOVINT TECHNOLOGIES, INC.

By:
Name: Thomas G. Anderson
Title: Chief Executive Officer

[5% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE]

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of that certain 5% Senior Secured Convertible Promissory Note (the “Note”) into shares of Common Stock of NOVINT TECHNOLOGIES, INC. (the “Company”) according to the conditions thereof, as of the date written below.

The undersigned agrees that for a period of eighteen (18) months from the date of the first conversion of this Note (i) on any given day, the undersigned shall not sell shares of the Company’s Common Stock in excess of ten percent (10%) of that day’s trading volume, and (ii) the Company shall have the right to receive reports showing the daily number of shares of the Company’s Common Stock sold by the undersigned and to inspect such brokerage statements as the Company may reasonably request to confirm compliance with the this trading restriction.

The undersigned represents that the undersigned has not sold any shares of Common Stock of the Company during 120 days prior to the Maturity Date of the Senior Secured Promissory Note issued pursuant to the Subscription Agreement.

Date of Conversion: ________________________________________________

Conversion Price: __________________________________________________

Number of shares of Common Stock to be issued: _________________________

Signature: ________________________________________________________________

Name:

Address:________________________________________________________________

 ________________________________________________________________

 ________________________________________________________________